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                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN



                              OF STOKELY USA, INC.
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                     SUPPLEMENTAL EMPLOYEE RETIREMENT PLAN


         This Plan is adopted by Stokely USA, Inc. for the purpose of providing for the payment of definite amounts to its career executive officers when they are disabled by accident or sickness or when they are retired from service with the Company, or, in the event of death, to their spouses. Benefits are related to compensation and years of service with the Company and are in addition to all other retirement benefits, including social security.



                                  ARTICLE ONE
                                  DEFINITIONS



1. Plan. "Plan" shall mean the Supplemental Employee Retirement Plan for Executive Officers established by Stokely USA, Inc. for the benefit of its career executive officers.

2. Employer. "Employer" shall mean the person, firm, or corporation named above who has adopted this Plan. Stokely USA, Inc. and "Employer" are hereinafter used interchangeably.

3. Career Executive Officer. "Career Executive Officer' shall mean an employee of Stokely USA, Inc. who is a member of the Executive Management Committee and who is designated a Career Executive Officer herein or who, in the future, is designated a Career Executive Officer by formal act of the Board of Directors of Employer.

4. Member. "Member" shall mean any Career Executive Officer who has become a member of this Plan. A "Class One" Member shall mean a Member who holds the position of President or Vice Chairman at the time he becomes eligible for retirement benefits hereunder. A "Class Two" Member is any Member who is not a Class One Member.

5. Retired Member. "Retired Member" shall mean A Career Executive Officer who has terminated active service with the Employer and is receiving benefits under the Plan.

6. Beneficiary. "Beneficiary" shall mean a person or persons entitled under the provisions of this Plan to receive benefits after the death of a member.
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7.       Effective Date. "Effective Date" shall mean January 1, 1995.

8.       Entry Date. "Entry Date" shall mean April 1 and October 1.

9. Compensation. "Compensation" shall mean a wage or salary or commission payable to a Member for services rendered to the Employer. It shall include compensation which would have been payable to an employee absent on a leave of absence approved by the Employer, at his rate of pay in effect at the start of his leave, had he been actively engaged in the service of the Employer. Compensation shall not include any bonus or incentive compensation paid to a Member.

10. Committee. "Committee" shall mean the administrative committee appointed and acting in accordance with the provisions of Article Six of this Plan.

11. Mortality and Discount Rate. "Mortality and Discount Rate" shall mean the 1983 Group Annuity Mortality and Discount Rate used in the last Annual Report Disclosure.


                                  ARTICLE TWO
                         ELIGIBILITY AND PARTICIPATION


1. Service Requirements. Each Career Executive Officer who on the effective date has been employed by the Employer for not less than one year of service shall become a Member of the Plan as of that date. Each other Career Executive Office shall become a Member of the Plan on the entry date next following his becoming a Career Executive Officer or completing one year of service, whichever occurs later. For this purpose, "year of service" shall mean the 12-month period commencing on the date Career Executive Officer first became a Career Executive Officer and during which he is credited with not less than 1,000 hours of service. "Hour of service" shall mean an hour for or during which a Career Executive Officer is either directly or indirectly compensated by the Employer or is otherwise performing duties for the Employer. A Career Executive Officer shall also be credited with an hour of service for each hour during any customary period of work based on a 40-hour week or pro-rata portion thereof, during which the Career Executive Officer is laid



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off for a temporary period, is on a leave of absence authorized by the
Employer, is on jury duty, or is not working due to a labor-management dispute.

2. Participation. Participation in the Plan as a Member shall continue until a Member terminates by early retirement, normal retirement, or deferred retirement and becomes a Retired Member. Participation in the Plan as a Member shall also terminate when a Member has a one-year break in service. A one-year break in service shall mean a fiscal year of the Employer during which a Member is credited with 500 hours of service or less.



                                 ARTICLE THREE
                                 CONTRIBUTIONS


1.       Employer Contributions.

         A. Except as provided in subparagraph B, the Plan shall be funded or unfunded at the election of Employer. If funded, the contributions of the Employer shall be payable at such intervals as may be agreed upon by the Employer and the Committee.

         B. Employer shall fund the account of a Member at the time that such Member qualifies to receive payment of a benefit under Article Four hereof and such account shall remain fully funded until the benefit has been paid in full.

2.       Expenses.  All expenses of the Plan shall be paid by the Employer.



                                  ARTICLE FOUR
                            RETIREMENT AND BENEFITS


1. Normal Retirement. Every Member shall, except as hereinafter provided, retire on his normal retirement date. Normal retirement date shall mean the first day in the month in which the Member reaches age 65, herein referred to as the normal retirement age.

2. Normal Retirement Benefit. Upon the normal retirement of a Member the normal retirement benefit shall be payable. The normal retirement benefit shall consist of a monthly

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benefit payable to a Member for one hundred and twenty (120) consecutive months commencing with the first (1st) day of the first (1st) month following the normal retirement of the Member based on the following normal retirement benefit formulas:



         A. For Class One Members, the monthly benefit payable shall be one-twelfth (1/12th) of forty (40%) percent of the salary and wages (excluding bonus) paid by Employer to Member for the twelve (12) month period preceding the normal retirement of the Member.

         B. For Class Two Members, the monthly benefit payable shall be one-twelfth (1/12th) of twenty (20%) percent of the salary and wages (excluding bonus) paid by Employer to Member for the twelve (12) month period preceding the normal retirement of the Member.

         C. If Member has less than 25 years of service on his normal retirement date, the normal retirement benefit shall be reduced by 1/25th for each year of service less than 25 that the Member has at such time.

3. Early Retirement. Any Member who has at least ten (10) years of service, and who has attained 55 years of age, shall be retired on an early retirement allowance not less than thirty (30) days following written application therefor filed with the Committee by the Member. In the event that the Member fails to submit the application within thirty (30) days after terminating employment with the Employer, Employer shall make a reasonable effort to notify him of that requirement. If no such application is submitted within one year after the Employer has first attempted to notify him of the need to file, the Member shall forfeit all right to receive benefits under the Plan's early retirement option. The early retirement allowance shall consist of a retirement allowance commencing immediately after receipt of the application, which shall be the actuarial equivalent of the normal retirement allowance.

4. Deferred Retirement. Upon the application of a Member, the Employer may defer retirement, in which event commencement of the normal retirement benefit shall likewise be postponed.

5. Disability. Any Member who shall have had at least five (5) years of service and who shall have become, through some unavoidable cause, permanently incapacitated shall



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receive a monthly benefit equal to the actuarial equivalent of his normal retirement benefit earned to the date of disability as calculated pursuant to the Mortality and Discount Rate. The payment of such monthly benefits shall commence on the first (1st) day of the first (1st) month following the month in which the Member reaches age 65 and shall continue for one hundred and twenty
(120) consecutive months.

6. Death of Member. If a Member dies while in the employ of Employer after completing at least five (5) years of service or after payment of retirement benefits described in subparagraphs 2, 3 & 5 has commenced but before being paid in full, the retirement benefits described in such subparagraphs which are accrued and unpaid at the time of his death shall be paid to his spouse on a monthly basis in accordance with the schedule set forth in Article Four until such retirement benefits have been paid in full. If the Member's spouse is not living at the time of the Member's death, or, if living, dies before the retirement benefits described in Article Four have been paid in full, or if the Member is unmarried at the time of his death, then the retirement benefits remaining unpaid at such time shall be paid to the Member's designee, if one has been designated in writing by Member to Employer before Member's death, or if not, then to Member's estate. As the option of Employer, it may make a present value calculation of the amount unpaid and make a lump sum payment to the designee in satisfaction of its remaining obligation under Article Four. Member may change his designee from time to time by giving written notice of such change to Employer, and Employer shall pay the designee designated by the Member in the latest dated designation in its possession immediately prior to making payment.


7. Termination of Employment. Should a Member terminate employment prior to his normal retirement date with five (5) or more years of service, other than for a reason set forth in subparagraphs 3, 5, & 6 above, Member shall be entitled to receive the retirement benefit accrued to the date of his termination with the payment of such benefit to be in one hundred and twenty
(120) equal consecutive payments commencing on the first day of the first month following the month in which Member reaches age 65.

         Notwithstanding any other provision of this Plan, should the employment of a Member be terminated by Company for cause, all benefits under this Plan shall be forfeited, canceled and terminated, and Employee shall not be eligible for nor receive any benefits whatsoever under the Plan following such termination.



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                                  ARTICLE FIVE
                                BENEFIT ACCRUAL



1. Benefit Accrual and Determining Service. For purposes of determining benefit accrual and years of service for benefit accrual, the measure shall be the lapsed time from Members date of hire to the date for which the determination is made.

                                  ARTICLE SIX
                                 ADMINISTRATION


1. Administrative Reponsibility. The general administration of the Plan and the responsibility for carrying out the provisions thereof shall be placed in the Compensation Committee of the Board of Directors of Employer, herein referred to as the Committee.

2. Meetings. The Committee shall hold meetings at such places, and at such times, as it may from time to time determine. All Committee Members shall be given written notice of such meetings at least seven (7) days prior thereto.

3. Fiduciary. The Committee is the named fiduciary and the administrator of the Plan.

4. Powers. The Committee shall have all necessary and appropriate powers to carry out its responsibilities and duties hereunder including, but not limited to, the following:

         (a) To employ counsel and such clerical, medical, and accounting personnel and services as may be required to administer and carry out the provisions of the Plan;

         (b) To appoint an actuary for the purpose of making all actuarial computations required in the administration of the Plan, and such other actuarial services at the Committee may deem necessary.

         (c) To purchase insurance for the Plan, or its fiduciaries, to cover liability or losses occurring by reason of the act or omission of a fiduciary, provided that such insurance shall permit recourse by the insurer against a fiduciary in the case of a breach of a fiduciary obligation;



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         (d)     To establish rules for the administration of the Plan and the transaction of its business, subject to the limitations of the Plan;
         and,

         (e) To resolve all questions involving the interpretation, application, and administration of the Plan, with such resolution being final and binding upon the Members, Beneficiaries, and the successors, assigns, heirs, and personal representatives of such persons.

5. Reliance on Professional Advice. The Committee and the Employer shall be entitled to rely on all tables, valuations, certificates, and reports furnished by the actuary, upon all certificates and reports made by any accountant retained by the Committee, and upon all opinions given by legal counsel retained by the Committee. The Committee and the Employer shall be fully protected with respect to any action taken in good faith and reliance upon any such actuary, accountant, or counsel, and all actions so taken shall be conclusive upon each of them and upon all Members of the Plan.


                                 ARTICLE SEVEN
                                   ALIENATION


         No benefit under the Plan shall be subject in any manner to any transfer or encumbrance, and any attempt to transfer or encumber benefits under the Plan shall be void. Benefits under the Plan shall not be in any manner liable for or subject to the debts and liabilities of the person entitled to such benefits except as specifically provided in the Plan.

                                 ARTICLE EIGHT
                                   AMENDMENT



         1. Amendment. The Plan may be amended or otherwise modified at any time by the Employer, provided, however, that in no event, any time prior to the satisfaction of all liabilities with respect to Member and retired Members and their beneficiaries under the Plan, shall an accrued or funded benefits be used for, or diverted to, purposes other than for the exclusive benefit of Members, retired Members or their beneficiaries under the Plan.


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Such power to amend includes the right, without limitation, to make retroactive amendments referred to in Section 401(b) of the Internal Revenue Code.

         2. Communication. All amendments shall be communicated in writing to all the Members, retired Members, and their beneficiaries under the Plan.


                                  ARTICLE NINE
                                  TERMINATION



         1. Right of Termination. Although it is the intention of the Employer to continue the Plan, the Plan may be terminated by the Employer at any time, either in whole or in part, with regard to benefits that are unfunded at the time of the termination of the Plan.


                                  ARTICLE TEN
                            MERGER OR CONSOLIDATION


         This Plan shall not be merged or consolidated with any other Plan unless each Member in the Plan would be entitled to receive a benefit, immediately thereafter, which is equal to or greater than the benefit he would have been entitled to receive immediately prior to any such event.

                                 ARTICLE ELEVEN
                    DESIGNATION OF CAREER EXECUTIVE OFFICERS


         The Committee designates the following employees of Stokely USA, Inc. as Career Executive Officers: Vern Wiersma, Stephen Theobald, Russell Trunk, Ken Murray, Leslie Wilson, Robert Brill, Steven Bannworth, and Michael Wilkes.



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                                 ARTICLE TWELVE
                                 APPLICABLE LAW


         The Plan shall be construed, administered, and governed in accordance with the laws of the State of Wisconsin.


                                ARTICLE THIRTEEN
                                 MISCELLANEOUS

         1. No Employment Contract. Establishment of the Plan should not be construed as conferring any legal rights upon any employee, or any other person for a continuation of employment, nor shall it interfere with the right of the Employer to discharge any employee and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.

         2. Intepretation and Severability. If any provision of the Plan is conducive to more than one interpretation, the interpretation placed upon it by the Committee shall be binding and Final. If any provision of this Plan shall be held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of the Plan shall continue to be fully effective.

         Dated March 8, 1995.





                                                   Ody Fish
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                                                   Ody Fish

                                                   Chair: Compensation Committee

Robert Brill
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Robert Brill
Secretary


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